EXHBIIT 10.12

                          TERMINATION AGREEMENT


     This TERMINATION AGREEMENT (this "Agreement") is made as of July 10, 2000 by and among WESTERN CENTER FOR CLINICAL STUDIES, a California corporation ("WCCS"), and ENTROPIN, INC., A Colorado corporation
("Entropin") (WCCS and Entropin may be referred to herein as the "parties").

                                RECITALS

     WHEREAS, WCCS and Entropin entered into that certain Agreement dated April 6, 1998, as amended by that certain Second Amendment dated July 21, 1999, that certain Third Amendment dated November 10, 1999, that certain Amendment dated March 6, 2000, and that certain Amendment dated May 17, 2000 (collectively the agreement as amended shall be referred to herein as, the "WCCS Agreement") whereby WCCS agreed to perform certain services for Entropin related to the clinical trials for a new drug product known as Esterom;

     WHEREAS, WCCS and Entropin entered into that certain WCCS Wrap Around Agreement dated November 10, 1999 (the "Wrap Around Agreement") where WCCS agreed to assume certain responsibilities under its agreement with Therapeutic Management Agreement (the WCCS Agreement and the Wrap Around Agreement shall collectively be referred to herein as, the "Trial
Agreements"); and

     WHEREAS, WCCS and Entropin desire to terminate the Trial Agreements and reach a mutually beneficial settlement of the remaining issues;

     NOW, THEREFORE, for mutual consideration contained herein, the sufficiency of which is hereby acknowledged, WCCS and Entropin hereby agree as follows:

                                AGREEMENT

     SECTION 1.  TERMINATION.   Pursuant to Section 7.6 of the WCCS
Agreement, the parties hereby agree to terminate the Trial Agreements and any other related agreements, whether written or oral, as of the date hereof and upon the terms and conditions set forth herein.

     SECTION 2. RETURN OF PROPERTY. The parties hereby agree to return the property of the other as set forth below:

          2.1  EQUIPMENT AND FURNITURE.   All furniture and equipment
     shall be retained by WCCS as its sole and exclusive property.

          2.2  CONFIDENTIAL INFORMATION OF ENTROPIN.   Not later than July
     20, 2000, WCCS working in a cooperative and concerted effort with Entropin's designated representative or representatives (i) shall return all Entropin's Confidential Information (as defined in the WCCS Agreement), including, without limitation, all documentation related to the clinical trials and electronic form of any such

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     information to Entropin, and (ii) shall provide an index of all documentation related to the clinical trials which has been returned to Entropin. Entropin's designated representative shall promptly review such information and index upon its receipt, in whole or in part, and if Entropin's designated representative reasonably believes that any of Entropin's Confidential Information is missing, such representative shall promptly inform WCCS, and WCCS shall promptly provide such Confidential Information or a written, executed explanation on WCCS Letterhead stating where such Information can be obtained or why such Information is not in the possession of WCCS.

          2.3  CONFIDENTIAL INFORMATION OF WCCS   All WCCS Confidential
     Information (as defined in the WCCS Agreement), if any, shall be returned within five (5) days from the date of this Agreement to, or retained by, WCCS. In the event that WCCS reasonably believes that any WCCS Confidential Information has not been returned, a duly authorized officer or representative of WCCS shall deliver notice to Entropin setting forth a description of the document or information to be returned. Within five (5) days of receiving such notice, Entropin shall deliver the WCCS Confidential Information to an authorized officer or representative of WCCS, or a written, executed explanation on Entropin Letterhead of why such information is no longer in the possession of Entropin.

WCCS hereby acknowledges that this Agreement and all payments and considerations to be received hereunder from Entropin are conditioned on the return of all material Confidential Information to Entropin and the further agreement of WCCS to cooperate with Entropin, the Food and Drug Administration ("FDA") and the Drug Enforcement Agency ("DEA") with respect to WCCS' work during the term of the Trial Agreements. Entropin agrees to reimburse WCCS for its reasonable out of pocket expenses incurred in connection with such cooperation. Notwithstanding the condition set forth at the beginning of this paragraph, Entropin agrees that so long as WCCS provides the written explanation contemplated in Section 2.2, the absence of any Confidential Information will not be a basis for non-payment of the consideration to be received by WCCS under this Agreement, nor shall it constitute a claim by Entropin under the Carve Out as defined in Section
6.1 of this Agreement.

     SECTION 3.  PAYMENT FOR SERVICES RENDERED.   Upon the completion of
the delivery of Entropin's Confidential Information required hereunder in accordance with the preceding Section, Entropin agrees to deliver to WCCS or its authorized representative $71,600 by certified check. WCCS hereby agrees to accept $71,600 as payment in full for all amounts due, as of the date hereof, under the Trial Agreements for the services of WCCS, in addition to the consideration set forth in the following Section.

     SECTION 4.  OPTIONS TO PURCHASE THE COMMON STOCK OF ENTROPIN.   As
additional consideration for this Agreement and upon completion of the delivery of Entropin's Confidential Information required hereunder in accordance with Section 2, Entropin hereby agrees to deliver an option to purchase 75,000 shares of the common stock of Entropin with an exercise price of $1.50 per share and an option to purchase 90,000 shares of the common stock of Entropin with an exercise price of $2.50 per share, all or a portion of such exercise may be done by cashless

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exercise.  Such options shall be fully vested, but subject to all restrictions and lock-up agreements required by the Securities and Exchange Commission and all State securities commissions which, Entropin represents, restricts the sale of securities underlying such options until March 20, 2001. The shares underlying such options are registered under all applicable securities laws and upon the exercise of such options, the shares shall be subject only to the restrictions set forth in the Lock-Up Agreements previously executed by WCCS and its principals.

     SECTION 5.  SCIENCE MEDICAL ADVISORY BOARD.   WCCS has entered into
agreements with certain individuals as members of a Science Medical Advisory Board ("SMAB"). Under such agreements, WCCS has promised options to purchase the common stock of Entropin. The SMAB agreements are in writing and executed by each member of the SMAB. WCCS hereby agrees to take all reasonable action to obtain the agreement of each SMAB member to the assignment of his/her agreement to Entropin on or prior to July 20, 2000. Dan Azarnoff shall work together with Thomas Tachovsky to contact each SMAB member and obtain their consent to such assignment. Upon such assignment, Entropin agrees to the terms and conditions of such agreements, including the delivery of options to such members.

     SECTION 6.  GENERAL RELEASE AND INDEMNIFICATION.

     6.1. Entropin, on behalf of itself and its officers, directors, shareholders, agents, employees, attorneys, representatives, affiliates, subsidiaries, administrators, successors and assigns (collectively the "Entropin Releasors"), for good and sufficient consideration, receipt of which is hereby acknowledged, releases and forever discharges each and every liability, claim, right and cause of action, whether in law or equity, whether known or unknown, that the Entropin Releasors or any of them had, now have or may hereafter have against WCCS, its officers, directors, shareholders, agents, employees, attorneys, representatives, affiliates, subsidiaries, administrators, successors and assigns (collectively the "WCCS Releasees") or any of them arising out of or in any way related to, the performance or non-performance, or in any other way related to the Trial Agreements (the "Entropin Released Claims") and agrees to indemnify, defend and hold harmless the WCCS Releasees from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities, including without limitation, liabilities for reasonable attorneys' fees, arising out of or in any way related to the Entropin Released Claims; provided, however, that this Release does not release any party from its obligations under this Agreement and provided further that this release and indemnification shall not apply to any liability incurred by WCCS due to WCCS's gross negligence, intentional misconduct, or violations of material laws, regulations and policies of the United States, the FDA and the DEA (such laws, regulations and policies shall be referred to herein as, the "Legal Requirements") (such proviso for gross negligence, intentional misconduct and violation of certain laws shall be referred to herein as a "Carve Out"); provided, further, that Entropin shall indemnify and hold WCCS harmless for any liability incurred by WCCS for Entropin's gross negligence, intentional misconduct or violation of the Legal Requirements.

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     6.2. WCCS, on behalf of itself and its officers, directors, shareholders, agents, employees, attorneys, representatives, affiliates, subsidiaries, administrators, successors and assigns (collectively the "WCCS Releasors"), for good and sufficient consideration, receipt of which is hereby acknowledged, releases and forever discharges each and every liability, claim, right and cause of action, whether in law or equity, whether known or unknown, that the WCCS Releasors or any of them had, now have or may hereafter have against Entropin, its officers, directors, shareholders, agents, employees, attorneys, representatives, affiliates, subsidiaries, administrators, successors and assigns (collectively the Entropin Releasees") or any of them arising out of or in any way related to, the performance or non-performance, or in any other way related to the Trial Agreements (the "WCCS Released Claims") and agrees to indemnify, defend and hold harmless the Entropin Releasees from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities, including without limitation, liabilities for reasonable attorneys' fees, arising out of or in any way related to the WCCS Released Claims; provided, however, that this Release does not release any party from its obligations under this Agreement and provided further that this release and indemnification shall not apply to any liability incurred by Entropin due to Entropin's gross negligence, intentional misconduct, or violations of the Legal Requirements; provided, further, that WCCS shall indemnify and hold Entropin harmless for any liability incurred by Entropin for WCCS's gross negligence, intentional misconduct or violation of the Legal Requirements.

     SECTION 7.  DISPARAGING REMARKS.   The parties hereby agree not to
make any disparaging remarks about the other party or participate in any press releases which discuss any specific reasons for termination of the Agreement, other than completion of the services rendered as of the date hereof. Entropin further agrees that certain Memorandum to its counsel dated July 7, 2000 shall be maintained as confidential information and it shall not be disclosed to any third party, except in the event of, and only in connection with, subsequent litigation between WCCS and Entropin or as otherwise may be required by law or regulations.

     SECTION 8.  NOTICES.   All notices, requests, demands and other
communications pertaining to this Agreement shall be in writing and shall be given by hand delivery, by prepaid registered or certified mail with return receipt requested, by an established national overnight courier providing proof of delivery for next business day delivery, or by facsimile, addressed as follows:

          If to WCCS:

               Western Center for Clinical Studies, Inc.
               Suite 810
               21550 Oxnard Street
               Woodland Hills, CA 91367
               Attention:  Dr. Roy Azarnoff
               Facsimile No.:  (818) 676-0010

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          with a copy (which shall not constitute notice) to:

               Musick, Peeler & Garrett LLP
               Suite 2000
               One Wilshire Boulevard
               Los Angeles, CA 90017-3321
               Attention:  Joseph J. McCann, Jr., Esq.
               Facsimile No.:  (213) 624-1376

          If to Entropin:

               Entropin, Inc.
               45926 Oasis Street
               Indio, CA 92201
               Attention:  Dr. Thomas G. Tachovsky
               Facsimile No.:  (760) 347-6563

          with a copy (which shall not constitute notice) to:

               Brenman Bromberg & Tenenbaum, P.C.
               Suite 1001
               Mellon Financial Center
               1775 Sherman Street
               Denver, CO 80203-4314
               Attention:  A. Thomas Tenenbaum, Esq.
               Facsimile No.:  (303) 839-1633

The date of any such notice and service thereof shall be deemed to be (i) the date of delivery if hand-delivered or delivered by overnight courier,
(ii) the date of delivery as indicated on the return receipt if dispatched by mail, or (iii) the date of facsimile transmission as indicated on the facsimile transmission report, provided that any facsimile transmission shall not be effective unless a paper copy is sent by overnight courier on the date of the facsimile transmission. Any party may change its address for notice by notice to the others given pursuant to the requirements of this Section.

     SECTION 9.  FURTHER ASSURANCES.   Each party shall execute and deliver
such additional documents and take further actions as are reasonably necessary for the purposes of carrying out this Agreement.

     SECTION 10.  BINDING EFFECT.   This Agreement shall be binding upon
and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     SECTION 11.  ENTIRE AGREEMENT.   This Agreement, the Schedules and
Exhibits hereto constitute the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings related to the matters provided for herein.

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     SECTION 12.  AMENDMENT.   This Agreement may be modified or amended
only in a writing signed by the parties hereto.

     SECTION 13.  WAIVER.   No waiver by any party hereto of a breach by
another party hereto of any provision of this Agreement shall be deemed to constitute a waiver of any proceeding or subsequent breach of the same provisions or any other provision.

     SECTION 14.  HEADINGS.   The headings set forth in this Agreement are
for convenience only and shall not control or affect the meaning or construction of the provisions of this Agreement.

     SECTION 15.  GOVERNING LAW.   The construction and performance of this
Agreement shall be governed by the laws of the State of Colorado without regard to its conflict of laws principles.

     SECTION 16.  COUNTERPARTS.   This Agreement may be executed in one or
more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument. A facsimile signature shall have the same effect as an original signature provided that the original signature page is sent by overnight courier on the same date as the facsimile is delivered.

     SECTION 17.  NO ADMISSION.   Neither party, by execution of this
Agreement, or otherwise is making an admission of wrongdoing, negligence or any other culpability. This Agreement is only a document for the termination of the Trial Agreements.

     SECTION 18.  ARBITRATION, DISPUTE RESOLUTION.   Any controversy or
claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration. The arbitration shall be administered by the Denver, Colorado office of the American Arbitration Association in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association. Such arbitration proceedings shall be conducted in Denver, Colorado, or such other location as the parties may agree. The dispute will be heard by a panel of three arbitrators, each with a familiarity with pharmaceutical manufacturing and/or pharmaceutical research and development. One arbitrator shall be appointed by each of the parties and the third appointed by the other two arbitrators. The determination of the arbitrators shall be conclusive and binding upon both parties. The parties acknowledge and agree that any arbitration judgment may be enforced against either or both of them in a court of competent jurisdiction. The arbitrators' award as to the payment of the costs of arbitration shall be binding upon the parties. The prevailing party in any arbitration conducted in accordance with this paragraph will be entitled to attorneys' fees and costs.

     SECTION 19.  CONFIDENTIALITY.   The parties hereby acknowledge that
their respective obligations under that Confidentiality Agreement dated April 6, 1998, survive this Termination.


                    [See Page 7 for Signature Pages]

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     IN WITNESS WHEREOF, the parties have set forth their respective signatures on this Agreement as of the date first set forth above.

                              ENTROPIN, INC., a Colorado corporation



                              By:  \s\ Thomas G. Tachovsky
                                 ---------------------------------------
                              Name:  Thomas G. Tachovsky
                              Title: President and Chief Executive Officer


                              WESTERN CENTER FOR CLINICAL
                              STUDIES, INC., a California corporation



                              By:  \s\ Daniel L. Azarnoff
                                 ---------------------------------------
                              Name:  Dan Azarnoff
                              Title: Vice President









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